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                                                                 EXHIBIT 23.2






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 1996 (except with respect to the matters discussed in Note 13 as to which the date is February 28, 1996) included in Metrocall, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this registration statement filed on Form S-3.




                                      /s/ ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP



Washington, D.C.
 September 27, 1996